Exhibit 99.1
PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Jason H. Weber
EVP/Treasurer &
Chief Financial Officer
717.339.5090
jweber@acnb.com

ACNB CORPORATION REPORTS
2022 THIRD QUARTER AND YEAR-TO-DATE FINANCIAL RESULTS

2022 Third Quarter and Year-To-Date Highlights

•Net income for the three months ended September 30, 2022 totaled $10,324,000, an increase of $2,964,000, or 40.27%, from comparable period results in 2021. Basic earnings per share was $1.20 and $0.84 for the three months ended September 30, 2022 and 2021, respectively. The increase in net income for the third quarter of 2022 was primarily driven by increases in net interest income of $4,520,000 and commissions from insurance sales of $714,000.

•Net income for the nine months ended September 30, 2022 totaled $25,553,000, an increase of $2,214,000, or 9.49%, from comparable period results in 2021. Basic earnings per share was $2.95 and $2.67 for the nine months ended September 30, 2022 and 2021, respectively. The higher net income for the nine months ended September 30, 2022 was primarily driven by increases in net interest income of $5,483,000 and commissions from insurance sales of $1,486,000.

•The net interest margin for the three months ended September 30, 2022 was 3.59%, an increase of 84 basis points from 2.75% for the comparable period in 2021. Paycheck Protection Program (PPP) fees and purchase accounting accretion for the three months ended September 30, 2022 totaled $853,000, compared to $1,722,000 for the same period in 2021. The 2022 year-to-date net interest margin was 3.13%, an increase of 23 basis points from 2.90% for the comparable nine-month period in 2021. Year-to-date, PPP fees and purchase accounting accretion totaled $2,803,000, compared to $6,665,000 for the same period in 2021.

•Total loans outstanding were $1,527,128,000 at September 30, 2022 compared to $1,486,886,000 at September 30, 2021, an increase of 2.71%. Year-over-year, the increase was driven by growth in the commercial loan portfolio. Loans increased by $58,701,000, or 4.00%, from December 31, 2021 to September 30, 2022, also mainly from growth in the commercial loan portfolio. Excluding payoffs for PPP loans, loans grew by 5.20% from December 31, 2021 to September 30, 2022.

ACNB Corporation
Press Release/2022 Third Quarter Financial Results
October 27, 2022

•Total deposits were $2,336,213,000 at September 30, 2022. Deposits decreased by $90,176,000, or 3.72%, since December 31, 2021 and decreased by $81,348,000, or 3.36%, from September 30, 2021. The decrease in deposits was driven by customers beginning to seek higher yielding alternative investment products as market interest rates rose during the first three quarters of 2022.

•Quarterly cash dividends paid to ACNB Corporation shareholders in the first nine months of 2022 totaled $6,734,000, or $0.78 per common share. Compared to a year ago, ACNB Corporation paid $0.77 in total dividends per common share in the first nine months of 2021, which included a special dividend of $0.02 per common share paid on June 15, 2021. In addition, ACNB Corporation repurchased 109,931 shares of ACNB Corporation common stock during the third quarter of 2022 at a cost of $3,777,000.

•On October 24, 2022, ACNB Corporation announced the regular quarterly cash dividend declared for the fourth quarter of 2022 in the amount of $0.28 per common share, payable on December 15, 2022, to shareholders of record as of December 1, 2022. This quarterly cash dividend declared of $0.28 per common share is an increase of $0.02, or 7.69%, per common share compared to the fourth quarter of 2021 and the three previous quarters in 2022. Further, on the same date of October 24, 2022, the Board of Directors of ACNB Corporation approved a new common stock repurchase program, authorizing the repurchase of up to 3.00% of the Corporation’s outstanding shares.

GETTYSBURG, PA, October 27, 2022 --- ACNB Corporation (NASDAQ: ACNB), financial holding company for ACNB Bank and ACNB Insurance Services, Inc., announced financial results for the three months ended September 30, 2022 with net income of $10,324,000, an increase of $2,964,000, or 40.27%, compared to net income of $7,360,000 for the three months ended September 30, 2021. This year-over-year increase in net income was primarily driven by increases in net interest income of $4,520,000 and commissions from insurance sales of $714,000. For the three months ended September 30, 2022 and 2021, basic earnings per share was $1.20 and $0.84, respectively, which is an increase of $0.36 per share or 42.86%.
The Corporation reported net income of $25,553,000 for the nine months ended September 30, 2022, an increase of $2,214,000, or 9.49%, compared to net income of $23,339,000 for the nine months ended September 30, 2021. Year-over-year, the higher net income was driven primarily by increases in net interest income of $5,483,000 and commissions from insurance sales of $1,486,000. Basic earnings

ACNB Corporation
Press Release/2022 Third Quarter Financial Results
October 27, 2022

per share was $2.95 and $2.67 for the nine months ended September 30, 2022 and 2021, respectively, which is an increase of $0.28 per share or 10.49%.
    “The year of 2022 has been far from predictable. With the goal of curbing inflation, there have been five interest rate hikes by the Federal Reserve since March, totaling 300 basis points to date. Interest rate increases have been a major contributor to ACNB Corporation’s year-to-date 2022 earnings performance as assets repriced more quickly than liabilities, which coupled with asset growth resulted in strong net interest income performance,” said James P. Helt, ACNB Corporation President & Chief Executive Officer. “Amidst these unusual economic times, the Corporation made progress on its strategic initiatives planned for 2022 including the acquisition by the insurance subsidiary, ACNB Insurance Services, Inc., of the business and assets of Hockley & O’Donnell Insurance Agency in Gettysburg, PA, in February and the recent completion of the new Upper Adams Office in Biglerville, PA, as the banking subsidiary, ACNB Bank, optimizes its community banking network.”
    Mr. Helt continued, “We, at ACNB Corporation, remain cautiously optimistic as the end of 2022 approaches. Our solid year-to-date financial performance, strong capital base, and superior asset quality position us to face the ongoing uncertainty of the operating environment with confidence despite inflation and potential recessionary challenges. Profitable and sustainable organic and inorganic growth are key to ACNB Corporation’s future as we strive to enhance long-term shareholder value and to be the independent financial services provider of choice in the core markets served by building relationships and finding solutions.”
Net Interest Income and Margin
    Net interest income for the three months ended September 30, 2022 totaled $22,520,000, an increase of $4,520,000, or 25.11%, over comparable period results in 2021. Net interest income for the nine months ended September 30, 2022 totaled $59,377,000, an increase of $5,483,000, or 10.17%, over

ACNB Corporation
Press Release/2022 Third Quarter Financial Results
October 27, 2022

comparable period results in 2021. Higher net interest income was attributable to higher interest rates, deployment of excess liquidity, lower funding costs, and a shift into higher-yielding assets.
The net interest margin for the three months ended September 30, 2022 was 3.59%, an increase of 84 basis points from 2.75% for the comparable period in 2021. PPP fees and purchase accounting accretion for the three months ended September 30, 2022 totaled $853,000, compared to $1,722,000 for the same period in 2021. The 2022 year-to-date net interest margin increased 23 basis points to 3.13% from 2.90% for the comparable nine-month period in 2021. Year-to-date, PPP fees and purchase accounting accretion totaled $2,803,000, compared to $6,665,000 for the same period in 2021.
Noninterest Income
    Noninterest income for the three months ended September 30, 2022 was $5,849,000, an increase of $575,000, or 10.90%, from the comparable period in 2021. The increase was driven primarily by income from commissions from insurance sales as a result of the acquisition of the business and assets of the Hockley & O’Donnell Insurance Agency effective February 28, 2022. Noninterest income for the first nine months of 2022 was $16,384,000, a decrease of $759,000, or 4.43%, from the comparable period in 2021. Comparing the first nine months of 2022 to 2021, income from residential mortgage loans sold decreased by $2,029,000 while income from commissions from insurance sales increased $1,486,000 due to the acquisition of the business and assets of the Hockley & O’Donnell Insurance Agency.
Noninterest Expense
    Noninterest expense for the three months ended September 30, 2022 was $15,320,000, an increase of $1,344,000, or 9.62%, from the comparable period in 2021. Noninterest expense for the first nine months of 2022 was $43,608,000, an increase of $2,114,000, or 5.09%, from the comparable period in 2021. The increases in both periods were driven primarily by increases in equipment, professional and other expenses. Equipment expenses were $1,521,000 and $4,566,000 for the first three and nine months ended September 30, 2022, respectively, compared to $1,181,000 and $3,783,000 for the comparable

ACNB Corporation
Press Release/2022 Third Quarter Financial Results
October 27, 2022

periods in 2021, respectively. The increases in equipment expense were attributable to the additional ongoing expenses related to the banking subsidiary’s core systems conversion in late 2021. Professional expenses were $589,000 and $1,328,000 for first three and nine months ended September 30, 2022, respectively, compared to $422,000 and $890,000 for the comparable periods in 2021, respectively. The increases in professional expenses were a result of additional expenses related to the transition of the Corporation’s independent audit firm, as well as higher expenses for consultants and executive recruiters to fill key roles within the organization.
Loans and Asset Quality
    Total loans outstanding were $1,527,128,000 at September 30, 2022 compared to $1,486,886,000 at September 30, 2021, an increase of 2.71%. Year-over-year, the increase was driven mainly by growth in the commercial loan portfolio. Loans increased by $58,701,000, or 4.00%, from December 31, 2021 to September 30, 2022, also mainly from growth in the commercial loan portfolio. Excluding payoffs for PPP loans, loans grew by 5.20% from December 31, 2021 to September 30, 2022.
As a result of stable loan risk metrics, combined with low credit losses in the portfolio, the provision for loan losses for the first nine months of 2022 was $0 despite solid loan growth. Non-performing loans were $7,391,000, or 0.48% of total loans, at September 30, 2022, compared to $9,727,000, or 0.65% of total loans, at September 30, 2021. Annualized net charge-offs for the nine months ended September 30, 2022 were 0.10% of total average loans, compared to 0.10% for the nine months ended September 30, 2021. The net charge-offs for the nine months ended September 30, 2022 and 2021 resulted from a few isolated credits and were not indicative of a general weakness in the overall loan portfolio.
Deposits
    Total deposits were $2,336,213,000 at September 30, 2022. Deposits decreased by $90,176,000, or 3.72%, since December 31, 2021 and decreased by $81,348,000, or 3.36%, from September 30, 2021 to

ACNB Corporation
Press Release/2022 Third Quarter Financial Results
October 27, 2022

September 30, 2022. The decrease in deposits was driven by customers beginning to seek higher yielding alternative investment products as market interest rates rose during the first three quarters of 2022.
Stockholders’ Equity
    Total stockholders’ equity was $232,370,000 at September 30, 2022, compared to $272,114,000 at December 31, 2021 and $269,840,000 at September 30, 2021. Year-to-date, the $39,744,000 decline in stockholders’ equity from December 31, 2021 to September 30, 2022 was primarily attributable to the change in accumulated other comprehensive income due to unrealized losses in the securities portfolio resulting from the increase in market interest rates during the year. These unrealized losses were also the primary driver of the decline in the book value per share, which was $31.35 and $27.28 at December 31, 2021 and September 30, 2022, respectively.
Dividends and Share Repurchases
    Quarterly cash dividends paid to ACNB Corporation shareholders in the first nine months of 2022 totaled $6,734,000, or $0.78 per common share. Compared to a year ago, ACNB Corporation paid $0.77 in total dividends per common share in the first three quarters of 2021, which included a special dividend of $0.02 per common share paid on June 15, 2021. In addition, ACNB Corporation repurchased 109,931 shares of ACNB Corporation common stock during the third quarter of 2022 at a cost of $3,777,000, which effectively completed the authorization for the repurchase of shares of ACNB Corporation common stock under the program approved by the Board of Directors on February 23, 2021.
ACNB Corporation Update
As previously announced, on October 24, 2022, ACNB Corporation declared the regular quarterly cash dividend for the fourth quarter of 2022 in the amount of $0.28 per common share, payable on December 15, 2022, to shareholders of record as of December 1, 2022. This quarterly cash dividend declared of $0.28 per common share is an increase of $0.02, or 7.69%, per common share compared to the fourth quarter of 2021 and the three previous quarters in 2022. Further, on the same date of October 24,

ACNB Corporation
Press Release/2022 Third Quarter Financial Results
October 27, 2022

2022, the Board of Directors of ACNB Corporation approved a new common stock repurchase program, authorizing the repurchase of up to 3.00% of the Corporation’s outstanding shares.
ACNB Bank Update
    On October 17, 2022, ACNB Bank opened its new full-service community banking office to serve the Upper Adams area of Adams County, PA. The newly-constructed office location at 3425 Biglerville Road, Biglerville, offers enhanced services and conveniences, as well as deploys new design concepts in the office lobby with the goal of streamlining and improving the customer experience. In tandem with this new office investment of more than $2,000,000, the operations of three community banking offices were consolidated in this Pennsylvania geography in alignment with the Bank’s branch optimization strategy and continued endeavors to enhance operational efficiencies and performance. Also as part of the Bank’s branch optimization program, in the third quarter of 2022, ACNB Bank announced the planned closure of three additional community banking offices effective December 2, 2022, including the Adams Commerce Center Office in Gettysburg, PA; East Frederick Office in Frederick, MD; and, Hampstead Office in Hampstead, MD.
ACNB Insurance Services, Inc. Update
    As previously announced, effective February 28, 2022, ACNB Insurance Services, Inc. completed the acquisition of the business and assets of Hockley & O’Donnell Insurance Agency, LLC, Gettysburg, PA. This transaction is the most recent acquisition of a book of insurance business by ACNB Insurance Services, Inc., as the agency continues its efforts to grow strategically. Of significance, this insurance agency acquisition in Adams County, PA, leverages the affiliation with ACNB Corporation and ACNB Bank in their headquarters market, where the Bank celebrates a history of 165 years.
ACNB Corporation, headquartered in Gettysburg, PA, is the $2.7 billion financial holding company for the wholly-owned subsidiaries of ACNB Bank, Gettysburg, PA, and ACNB Insurance Services, Inc., Westminster, MD. Originally founded in 1857, ACNB Bank serves its marketplace with

ACNB Corporation
Press Release/2022 Third Quarter Financial Results
October 27, 2022

banking and wealth management services, including trust and retail brokerage, via a network of 18 community banking offices, located in the four southcentral Pennsylvania counties of Adams, Cumberland, Franklin and York, as well as loan offices in Lancaster and York, PA, and Hunt Valley, MD. As divisions of ACNB Bank operating in Maryland, FCB Bank and NWSB Bank serve the local marketplace with a network of five and six community banking offices located in Frederick County and Carroll County, MD, respectively. ACNB Insurance Services, Inc. is a full-service agency with licenses in 44 states. The agency offers a broad range of property, casualty, health, life and disability insurance serving personal and commercial clients through office locations in Westminster and Jarrettsville, MD, and Gettysburg, PA. For more information regarding ACNB Corporation and its subsidiaries, please visit acnb.com.
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SAFE HARBOR AND FORWARD-LOOKING STATEMENTS - Should there be a material subsequent event prior to the filing of the Quarterly Report on Form 10-Q with the Securities and Exchange Commission, the financial information reported in this press release is subject to change to reflect the subsequent event. In addition to historical information, this press release may contain forward-looking statements. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of Management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas. Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. Such risks, uncertainties, and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: short-term and long-term effects of inflation and rising costs on the Corporation, customers and economy; effects of governmental and fiscal policies, as well as legislative and regulatory changes; effects of new laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) and their application with which the Corporation and its subsidiaries must comply; impacts of the capital and liquidity requirements of the Basel III standards; effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; ineffectiveness of the business strategy due to changes in current or future market conditions; future actions or inactions of the United States government, including the effects of short-term and long-term federal budget and tax negotiations and a failure to increase the government debt limit or a prolonged shutdown of the federal government; effects of economic conditions particularly with regard to the negative impact of severe, wide-ranging and continuing disruptions caused by the spread of Coronavirus Disease 2019 (COVID-19) and any other pandemic, epidemic or health-related crisis and the responses thereto on the operations of the Corporation and current customers, specifically the effect of the economy on loan customers’ ability to repay loans; effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; inflation, securities market and monetary fluctuations; risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest rate protection agreements, as well as interest rate risks; difficulties in acquisitions and integrating and operating acquired business operations, including information technology difficulties; challenges in establishing and maintaining operations in new markets; effects of technology changes; effects of general economic conditions and more specifically in the Corporation’s market areas; failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities; acts of war or terrorism or geopolitical instability; disruption of credit and equity markets; ability to manage current levels of impaired assets; loss of certain key officers; ability to maintain the value and image of the Corporation’s brand and protect the Corporation’s intellectual property rights; continued relationships with major customers; and, potential impacts to the Corporation from continually evolving cybersecurity and other technological risks and attacks, including additional costs, reputational damage, regulatory penalties, and financial losses. We caution readers not to place undue reliance on these

ACNB Corporation
Press Release/2022 Third Quarter Financial Results
October 27, 2022

forward-looking statements. They only reflect Management’s analysis as of this date. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the SEC, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the SEC.

ACNB #2022-38
October 27, 2022

ACNB Corporation
Press Release/2022 Third Quarter Financial Results
October 27, 2022

ACNB Corporation Financial Highlights

Unaudited Consolidated Condensed Statements of Income
Dollars in thousands, except per share data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
INCOME STATEMENT DATA
Interest income	$23,382	$19,482	$62,155	$59,485
Interest expense	862	1,482	2,778	5,591
Net interest income	22,520	18,000	59,377	53,894
Provision for loan losses	—	—	—	50
Net interest income after provision for loan losses	22,520	18,000	59,377	53,844
Noninterest income	5,849	5,274	16,384	17,143
Noninterest expense	15,320	13,976	43,608	41,494
Income before income taxes	13,049	9,298	32,153	29,493
Provision for income taxes	2,725	1,938	6,600	6,154
Net income	$10,324	$7,360	$25,553	$23,339
Basic earnings per share	$1.20	$0.84	$2.95	$2.67

Year-To-Date Unaudited Selected Financial Data
Dollars in thousands, except per share data

	September 30, 2022	September 30, 2021	December 31, 2021
BALANCE SHEET DATA
Assets	$2,654,153	$2,792,792	$2,786,987
Securities	$571,796	$421,444	$446,161
Loans, total	$1,527,128	$1,486,886	$1,468,427
Allowance for loan losses	$17,952	$19,141	$19,033
Deposits	$2,336,213	$2,417,561	$2,426,389
Borrowings	$65,691	$86,305	$69,902
Stockholders’ equity	$232,370	$269,840	$272,114
COMMON SHARE DATA
Basic earnings per share	$2.95	$2.67	$3.19
Cash dividends paid per share	$0.78	$0.77	$1.03
Book value per share	$27.28	$30.97	$31.35
Number of common shares outstanding	8,519,211	8,712,189	8,679,206
SELECTED RATIOS
Return on average assets	1.25%	1.18%	1.03%
Return on average equity	13.49%	11.87%	10.52%
Non-performing loans to total loans	0.48%	0.65%	0.67%
Net charge-offs to average loans outstanding	0.10%	0.10%	0.08%
Allowance for loan losses to total loans	1.18%	1.29%	1.30%
Allowance for loan losses to non-performing loans	242.89%	196.78%	193.11%